                                                              Exhibit (a)(5)(xx)

PRESS RELEASE

FOR IMMEDIATE RELEASE:
----------------------

   STEEL PARTNERS II ANNOUNCES POTENTIAL ADDITION OF WHX CORPORATION TO TENDER
                          OFFER FOR BAIRNCO CORPORATION

      NEW YORK, NY - MARCH 30, 2007 -- Steel Partners II, L.P.  ("Steel Partners
II"), which has commenced a cash tender offer to purchase all of the outstanding shares of  Bairnco  Corporation  (NYSE:BZ;  "Bairnco")  for  $13.50  per  share, announced today that, as permitted by its merger  agreement with Bairnco,  Steel
Partners II may transfer its entire interest in the  acquisition  subsidiary for the tender offer, BZ Acquisition  Corp. ("BZ  Acquisition"),  to WHX Corporation
("WHX"),  an affiliate  of Steel  Partners  II, for nominal  consideration.  The consummation of this transfer of BZ Acquisition from Steel Partners II to WHX is conditioned  upon WHX  obtaining,  prior to the  expiration  of the  offer,  any required  financing to consummate the offer,  which financing may be provided by
Steel Partners II, and final approval by the WHX board of directors.

      The  transfer  of BZ  Acquisition  from Steel  Partners II to WHX will not change any of the  conditions  to the offer or add a financing  condition to the offer. If WHX obtains  financing and receives final board  approval,  then Steel
Partners  II will  complete  the  transfer  of BZ  Acquisition  to  WHX,  and BZ
Acquisition  will,  subject to the  satisfaction of the conditions to the offer, consummate the offer as a wholly owned subsidiary of WHX. If WHX does not obtain financing or receive final board  approval,  then BZ  Acquisition  will remain a wholly owned subsidiary of Steel Partners II and, subject to the satisfaction of the conditions to the offer,  the offer will be consummated by Steel Partners II and BZ  Acquisition.  Steel  Partners II's and BZ  Acquisition's  obligations to consummate the offer are not conditioned upon obtaining financing.

      Steel  Partners II is mailing to  stockholders  of Bairnco a supplement to its Amended and Restated Offer to Purchase  regarding the potential transfer and will file an  amendment  to its Tender  Offer  Statement on Schedule TO with the
Securities  and Exchange  Commission and issue a press release in the event that the transfer of BZ Acquisition to WHX is consummated.

IMPORTANT INFORMATION REGARDING THE TENDER OFFER

BZ  Acquisition  Corp.,  a  wholly-owned  subsidiary  of Steel  Partners II, has commenced a tender  offer to purchase  all of the  outstanding  shares of common stock (and associated  preferred stock purchase rights) of Bairnco at $13.50 per share,  net to the  seller in cash,  without  interest.  The offer is  currently scheduled to expire at 5:00 P.M., New York City time, on Friday, April 13, 2007, unless the offer is extended.

MacKenzie  Partners,  Inc. is the Information Agent for the tender offer and any questions or requests for the Amended and Restated Offer to Purchase and related materials  with  respect  to the  tender  offer  may be  directed  to  MacKenzie
Partners, Inc.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY
OR THE  SOLICITATION OF AN OFFER TO SELL ANY SHARES.  THE  SOLICITATION  AND THE
OFFER TO BUY  BAIRNCO'S  COMMON STOCK IS ONLY BEING MADE  PURSUANT TO AN AMENDED
AND RESTATED OFFER TO PURCHASE AND RELATED  MATERIALS THAT STEEL PARTNERS II HAS
FILED (AND WILL FILE) WITH THE SECURITIES AND EXCHANGE COMMISSION.  STOCKHOLDERS
SHOULD  READ  THESE   MATERIALS   CAREFULLY   BECAUSE  THEY  CONTAIN   IMPORTANT
INFORMATION,  INCLUDING THE TERMS AND CONDITIONS OF THE OFFER.  STOCKHOLDERS MAY
OBTAIN THE AMENDED AND  RESTATED  OFFER TO PURCHASE AND RELATED  MATERIALS  WITH
RESPECT TO THE TENDER  OFFER FREE AT THE SEC'S  WEBSITE AT  WWW.SEC.GOV  OR FROM
STEEL  PARTNERS II BY CONTACTING  MACKENZIE  PARTNERS,  INC.  TOLL-FREE AT (800)
322-2885    OR    COLLECT    AT    (212)    929-5500    OR    VIA    EMAIL    AT
BAIRNCO@MACKENZIEPARTNERS.COM.

For additional information:

Media
Jason Booth and Terry Fahn
Sitrick And Company, Inc.
(310) 788-2850

Investors and Analysts
Daniel Sullivan and Bob Sandhu
MacKenzie Partners, Inc.
(212) 929-5500